AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2001

                                              REGISTRATION NO. 33-____________





                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                 HUMATECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                  Illinois                                         36-3559839
     (State or Other Jurisdiction of                           (I.R.S. Employer)
     Incorporation or Organization)                   Identification No.)






                            1718 FRY ROAD, SUITE 450
                              HOUSTON, TEXAS  77084
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                               Advisory Agreement
                            Legal Services Agreement
                            (Full Title of the Plan)
                              ____________________

                                David G. Williams
                            1718 Fry Road, Suite 450
                                Houston, TX 77084
                                 (281) 828-2500
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California 92688
                                 (949) 635-1240

                                     CALCULATION  OF  REGISTRATION  FEE


Title of Securities       Amount to be    Proposed Maximum              Proposed Maximum           Amount of
to be Registered          Registered    Offering Price per Share(1)   Aggregate Offering Price   Registration Fee
-----------------------  ------------  ----------------------------  -------------------------  -----------------

Common Stock,
no par value(2)               325,000          $  0.57                   $185,250                 $ 48.91


TOTAL REGISTRATION FEE.       325,000          $  0.57                   $185,250                 $ 48.91

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing price as reported by the NASDAQ Over-The-Counter Bulletin Board on May 29, 2001.

(2) Represents shares of Common Stock issued to consultants and legal counsel of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information concerning the Agreements between Humatech, Inc. ("Humatech" or "Registrant") and Pete Chandler and Humatech and Brian A. Lebrecht, required by Item 1 of Form S-8 under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Humatech will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Humatech shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

(i) The Registrant's Annual Report dated August 9, 2000 on Form 10-KSB filed with the Commission on August 10, 2000.

(ii) The Registrant's Quarterly Report Dated March 13, 2001 on Form 10-QSB filed with the Commission on March 14, 2001.

(iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

Mr. Brian A. Lebrecht, principal of The Lebrecht Group, APLC, is the beneficial owner of 25,000 shares of Common Stock of the Company registered herein.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Corporation Laws of the State of Illinois and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

The Shares were issued for advisory and legal services rendered. These sales were made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM  8.  EXHIBITS

3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference).

3.2           Bylaws  of  the  Registrant  (incorporated  by  reference).

5.1           Opinion  of  The  Lebrecht  Group,  APLC

10.1          Agreement  between  Humatech and Pete Chandler dated May 22, 2001.

23.1          Consent  of  The  Lebrecht  Group, APLC (included in Exhibit 5.1).

23.2          Consent  of  S.W.  Hatfield,  Independent  Certified  Public
              Accountants.

ITEM  9.     UNDERTAKINGS.

(a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 1, 2001.



                                         Humatech,  Inc.


                                         /s/ David G. Williams
                                         --------------------------------
                                         By:     David  G.  Williams
                                         Its:    President  &  Director



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                                        /s/ John D. Rottweiler
                                        -----------------------------
                                        John  D.  "J.D."  Rottweiler
                                        Chief  Financial  Officer  and  Director




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